Exhibit 99.1

Innotrac Changes Independent Registered Public Accounting Firm

ATLANTA, September 2, 2009 -- Innotrac Corporation (Nasdaq: INOC) today announced that it has changed its independent registered public accounting firm to Grant Thornton, LLP.  The Company filed a Form 8-K on September 2, 2009 with the Securities and Exchange Commission containing certain required information regarding this change.  George M. Hare, Chief Financial Officer of Innotrac stated; “We selected Grant Thornton as our independent accounting firm knowing they have an audit and assurance practice which will be able to support our existing and future operations in years to come.”

Innotrac
Innotrac Corporation, founded in 1984 and based in Atlanta, Georgia, is a full-service fulfillment and logistics provider serving enterprise clients and world-class brands.  The Company employs sophisticated order processing and warehouse management technology with fulfillment centers in six cities and a call center spanning all time zones across the continental United States.  For more information about Innotrac, visit the Innotrac Website, www.innotrac.com.

Information contained in this press release, other than historical information, may be considered forward-looking in nature. Forward-looking statements in this press release include our expectations for future progress in our business and future generation of cash flows. Forward-looking statements are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Innotrac's operating results, performance or financial condition are competition, the demand for Innotrac's services, Innotrac's ability to retain its current clients and attract new clients, realization of expected revenues from new clients, the general state of the  industries Innotrac serves , changing technologies, Innotrac's ability to maintain profit margins in the face of pricing pressures and numerous other factors discussed in Innotrac's 2008 Annual Report on Form 10-K and other filings on file with the Securities and Exchange Commission. Innotrac disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.